Exhibit 24.3


              ULTRAMAR DIAMOND SHAMROCK CORPORATION

                ASSISTANT SECRETARY'S CERTIFICATE

     I, Harold D. Mallory, do hereby certify that I am the duly appointed and acting Assistant Secretary of Ultramar Diamond Shamrock Corporation (the "Corporation"), and do further hereby certify that attached hereto as Exhibit "A" is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation on September 22, 1996, and the same have not been amended, modified, or rescinded.

     WITNESS the seal of the Corporation and my signature on this 30th day of December, 1996.



                              /s/  HAROLD D. MALLORY

                              Harold D. Mallory
                              Assistant Secretary

                               Exhibit "A"

     RESOLVED, that the Board of Directors finds it advisable and in the best interest of the Corporation that the form, terms and provisions of the Agreement and Plan of Merger dated as of 9/22/96 (the "Merger Agreement") between the Corporation and the corporation referred to as Gem, a Delaware corporation ("Gem"), a copy of which has been submitted to this meeting and identified as Exhibit A, and the merger contemplated therein of Gem with and into the Corporation (the "Merger"), be, and they hereby are, in all respects approved and that such approval shall constitute approval for purposes of
     Section 203 of the Delaware General Corporation Law (the "DGCL"); and that the Chairman of the Board, the Chief Executive Officer, the President, or any Senior Vice President of the Corporation be, and each of them hereby is, authorized to execute, in the name and on behalf of the Corporation, the Merger Agreement; and be it

     FURTHER RESOLVED, that the amendments to the Certificate of Incorporation of the Corporation (as amended, the "Amended Certificate of Incorporation"), and the amendments to the Corporation's By-laws, all as set forth in Section 1.05 of the Merger Agreement, be, and they hereby are, in all respects approved, with such additions, deletions or changes therein and modifications thereof as are set forth in the executed Merger Agreement; and be it

     FURTHER RESOLVED, that the Merger Agreement and the issuance of shares of the Corporation's Common Stock shall be submitted to the stockholders of the Corporation for approval and adoption at the Special Meeting provided for in these resolutions; and be it

     FURTHER RESOLVED, that this Board of Directors hereby recommends to the stockholders of the Corporation that they vote for the approval and adoption of the Merger Agreement;
     and be it

     FURTHER RESOLVED, that, if the stockholders shall have voted for the approval and adoption of the Merger Agreement and the other conditions set forth in the Merger Agreement shall have been fulfilled or waived, the Chairman of the Board, the Chief Executive Officer, the President or any Senior Vice President of the Corporation be, and each of them hereby is, authorized to consummate the Merger in accordance with the Merger Agreement and to take such actions incident thereto, including if necessary and without limitation (i) issuing, in connection with the Merger and in accordance with the Amended Certificate of Incorporation, shares of the Corporation's Common Stock and shares of the Corporation's 5% Cumulative Convertible Preferred Stock (such Common and Preferred Stock, the "Merger Securities"), (ii) executing, verifying, delivering and filing or causing to be filed a certificate of designation with respect to the Corporation's 5% Cumulative Convertible Preferred Stock with the Secretary of State of the State of Delaware, in accordance with applicable provisions of the DGCL, in such form, with such additions, deletions or changes therein and modifications thereof, if any, as the officer executing the same shall approve (the execution thereof by any such officer to be conclusive evidence of his or her approval thereof) and (iii) executing, verifying, delivering and filing or causing to be filed a certificate of merger with the Secretary of State of the State of Delaware, in accordance with applicable provisions of the DGCL, in such form, with such additions, deletions or changes therein and modifications thereof, if any, as the officer executing the same shall approve (the execution thereof by any such officer to be conclusive evidence of his or her approval thereof).

W5019.TW